UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    December 16, 2008

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of Registrant as specified in its charter)

GEORGIA	33-7591	58-1211925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code     (770) 270-7600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                          Creation of a Direct Financial Obligation

On December 16, 2008, the Development Authority of Burke County (Georgia) (the “Burke Authority”) and the Development Authority of Monroe County (Georgia) (the “Monroe Authority,” and together with the Burke Authority, collectively, the “Authorities”) issued, on Oglethorpe’s behalf, $103,600,000 in aggregate principal amount of tax-exempt pollution control revenue bonds (the “Series 2008 Term Rate Refunding Bonds”) for the purpose of refinancing certain outstanding tax-exempt pollution control revenue bonds issued by the Authorities on Oglethorpe’s behalf.  The Series 2008 Term Rate Refunding Bonds were issued initially as term rate securities.  Georgia Transmission Corporation (An Electric Membership Corporation) assumed 100% of Oglethorpe’s obligations with respect to $40,150,000 of the Series 2008 Term Rate Refunding Bonds.  In connection with the issuance of the Series 2008 Term Rate Refunding Bonds, Oglethorpe issued separate promissory notes, secured under Oglethorpe’s Mortgage Indenture that evidence Oglethorpe’s obligations to make payments that correspond to payments due under each series of the Series 2008 Term Rate Refunding Bonds.  $41,125,000 of the Series 2008 Term Rate Refunding Bonds will bear interest at 6.50% for a period ending March 31, 2011, with a semiannual interest payment date commencing on June 1, 2009.  The remaining $62,475,000 of the Series 2008 Term Rate Refunding Bonds will bear interest at 6.75% for a period ending March 31, 2012, with a semiannual interest payment date commencing on June 1, 2009.  The Series 2008 Term Rate Refunding Bonds have bullet maturities in 2038, 2039 and 2040.

Also on December 16, 2008, the Burke Authority issued, on Oglethorpe’s behalf, $144,750,000 in aggregate principal amount of tax-exempt pollution control revenue bonds (the “Series 2008 Fixed Rate Refunding Bonds”) for the purpose of refinancing certain outstanding tax-exempt pollution control revenue bonds issued by the Burke Authority on Oglethorpe’s behalf. The Series 2008 Fixed Rate Refunding Bonds were issued as fixed rate securities.  In connection with the issuance of the Series 2008 Fixed Rate Refunding Bonds, Oglethorpe issued a promissory note, secured under Oglethorpe’s Mortgage Indenture that evidences Oglethorpe’s obligations to make payments that correspond to payments due under the Series 2008 Fixed Rate Refunding Bonds.  The Series 2008 Fixed Rate Refunding Bonds will bear interest at 7.00% per year, with a semiannual interest payment date commencing on July 1, 2009.  The Series 2008 Fixed Rate Refunding Bonds are subject to scheduled mandatory redemption in 2020, 2021 and 2022, and have a final maturity in 2023.

Oglethorpe had originally intended to include in the transactions described above approximately $123 million of outstanding pollution control revenue bonds in the auction rate mode and approximately $9 million of new money pollution control revenue bonds related to an environmental compliance project. Due to current difficulties in the capital markets, Oglethorpe now plans to refinance the $123 million of remaining auction rate securities and to issue the $9 million of new money bonds through one or more issuances of tax-exempt pollution control revenue bonds sometime in 2009. In connection with the new money bonds, in December 2008 Oglethorpe requested and received an additional $50 million in tax-exempt financing allocation from the state of Georgia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	December 22, 2008	By:	/s/ Thomas A. Smith
Thomas A. Smith
President and Chief Executive Officer